UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 18, 2016

Del Frisco's Restaurant Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35611	20-8453116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 S. Kimball Ave., Suite 100, Southlake, TX 76092
(Address of Principal Executive Offices) (Zip Code)

(817) 601-3421
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2016, Del Frisco’s Restaurant Group, Inc. (the “Company”) issued a press release announcing the retirement of Mr. Mark Mednansky as the Company’s Chief Executive Officer and the hiring of Mr. Norman Abdallah, a member of the Company’s Board of Directors (the “Board”), to serve as the Company’s President and Chief Executive Officer, effective immediately.  Mr. Mednansky, who delivered his notice of retirement on November 18, 2016, and Mr. Abdallah will each continue to serve as members of the Board; however, Mr. Abdallah will be replaced by Mr. William Lamar, Jr. on the Company’s Audit Committee and Mr. David Barr on the Company’s Compensation Committee, each an independent member of the Board.

Mr. Abdallah will serve as President and Chief Executive Officer pursuant to an Executive Employment Agreement dated November 21, 2016 (the “Agreement”).  Pursuant to the Agreement, Mr. Abdallah's annual base salary is $600,000 and he is entitled to participate in all Company bonus compensation plans the Company may offer in accordance with the terms thereof with a target bonus equal to 100% of his annual base salary and a maximum bonus equal to 200%.  In addition, Mr. Abdallah is entitled to participate in the Company’s 2012 Long-Term Incentive Plan and will receive a sign-on award of 200,000 restricted stock units and, for 2017, an annual long-term incentive award with a grant date fair value of no less than $1,400,000.  The Agreement also provides that Mr. Abdallah is eligible to receive all employee benefits extended to the Company’s full-time employees and its executive officers, reimbursement for reasonable business expenses and a relocation allowance of $115,000.

If Mr. Abdallah terminates his employment without Good Reason (as defined in the Agreement), he is required to provide the Company with 60 days’ prior written notice (the “Notice Period”).  In the event that the Company chooses to shorten or eliminate the Notice Period, the Company shall nevertheless pay Mr. Abdallah his base salary for the entire Notice Period and the same bonuses and incentive payments, if any, that Mr. Abdallah would have been paid had he remained employed through the end of the Notice Period.  If Mr. Abdallah’s employment is terminated by the Company without Cause (as defined in the Agreement) or by Mr. Abdallah with Good Reason, then Mr. Abdallah shall receive the following benefits, subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates: (i) for a period of 18 months, payment of his then-current base monthly salary plus a monthly amount equal to one-twelfth of his then-current target annual bonus; (ii) 18 months of additional vesting credit with respect to his time-based equity incentive awards outstanding as of the date of termination which such awards shall be assumed to vest pro rata on a daily basis; (iii) with respect to any performance-based equity incentive awards outstanding as of the date of termination, a pro rata portion of such awards (based on the potion of the applicable performance period Mr. Abdullah was employed plus an additional 18 months) will remain outstanding and will vest to the extent the applicable performance targets are achieved; and (iv) payment of his medical premiums for the 18 month period following the date of termination.

If Mr. Abdallah’s employment is terminated by the Company without Cause or due to his Disability (as defined in the Agreement) or by Mr. Abdallah with Good Reason, in either case during the two-year period after a Change in Control (as defined in the Agreement) or by the Company without Cause or due to his Disability prior to a Change in Control but at the request of a third party or otherwise in anticipation of a Change in Control, Mr. Abdallah shall receive the following benefits: (i) a cash severance payment equal to two times the sum of Mr. Abdullah’s base salary plus his target bonus payable in a lump sum; (ii) 24 months of additional vesting credit with respect to outstanding time-based equity incentive awards (which such awards shall be assumed to vest pro rata on a daily basis over the applicable vesting period); (iii) a pro-rata portion of his then-outstanding performance-based equity incentive awards (based on the portion of the applicable performance period Mr. Abdullah was employed plus an additional 24 months) will remain outstanding and will vest to the extent the applicable performance targets are achieved; and (iv) payment of his medical premiums for the 24 month period following the date of termination.

The Agreement also includes customary non-compete, non-solicitation and confidentiality covenants.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K and is incorporated herein by reference.

Mr. Abdallah, age 54, has served as a member of the Board since July 2012. Mr. Abdallah also served as a member of the Company’s Advisory Board from March 2011 to July 2012. Previously, Mr. Abdallah served as an Operating Partner for CIC Partners in the role of Chief Executive Officer of TM Restaurant Holdings LLC from September 2014 to September 2016 and Executive Chairman of Willies Grill & Icehouse Holdings LLC from September 2014 to October 2016. From December 2013 through September 2014, Mr. Abdallah served as Chief Executive Officer of Counter Concepts, LLC. From May 2013 through December 2013, Mr. Abdallah served as interim Chief Executive Officer of Dinosaur Bar-B-Que. Mr. Abdallah formerly served as the Chief Executive Officer of Romano’s Macaroni Grill, from 2010 through April 2013. Prior to joining Romano’s Macaroni Grill, Mr. Abdallah served as Chief Executive Officer of Restaurants Unlimited Inc., a privately-held multi-concept restaurant company, from 2009 to 2010. Prior to joining Restaurants Unlimited, Mr. Abdallah served as the Chief Executive Officer and Co-Founder of Fired Up, Inc., the parent company of U.S.-based casual dining concept Carino’s Italian, from 1997 to 2008.  Mr. Abdallah has also served as Chairman of the Board of Triple Tap Ventures since 2008 and served as a member of the Board of Directors of California Pizza Kitchen, Inc. from 2011 to April 2013.

Mr. Abdallah does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued by Del Frisco’s Restaurant Group, Inc. dated November 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco's Restaurant Group, Inc.

Date: November 21, 2016	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Del Frisco’s Restaurant Group, Inc. dated November 21, 2016.